UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 12, 2007

INTERACTIVE BROKERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2007, the board of directors (the “Board”) of Interactive Brokers Group, Inc. (the “Company”) elected Lawrence E. Harris as a new director of the Company.

There is no arrangement or understanding between Dr. Harris and any other persons pursuant to which Dr. Harris was elected as a director of the Company.

The Board has appointed Dr. Harris to the Audit Committee of the Board.

Dr. Harris maintains an active retail brokerage account with Interactive Brokers LLC (“IB”), a subsidiary of the Company.  Dr. Harris has borrowed stock worth more than $120,000 to establish certain short positions.  Such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to IB, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.  Except as set forth above, there are no transactions in which Dr. Harris has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In accordance with the Company’s policies regarding compensation of non-employee directors, Dr. Harris will initially be compensated with an annual retainer of $100,000 and a grant of restricted shares of the Company’s common stock (valued at $75,000 based on the fair market price of the common stock on the date of grant), subject to straight-line vesting over a five year period.  The grant of restricted stock will be issued on December 31, 2007.  In the event Dr. Harris is elected chairman of one or more committees of the Board, he will be compensated with an additional annual retainer of $25,000 per committee.  All members of the Board receive reimbursement of their out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board or committees thereof.

Dr. Harris is an independent director within the meaning of Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers and Item 407(a)(1) of Regulation S-K.  As a result of Dr. Harris’ election as a director of the Company, the Company has six directors, two of whom meet the independence requirements of the NASDAQ Global Select Market.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated July 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2007

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

99.1	Press Release dated July 12, 2007.